UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

KURA SUSHI USA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39012	26-3808434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17461 Derian Avenue, Suite 200
Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 657 333-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KRUS	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey J. Uttz as Chief Financial Officer

On September 29, 2022, the board of directors (the “Board”) of Kura Sushi USA, Inc. (the “Company”) appointed Jeffrey J. Uttz, age 53, as Chief Financial Officer of the Company, effective as of October 3, 2022. Mr. Uttz will act as the principal financial officer of the Company during the time that he is serving as Chief Financial Officer.

Prior to his appointment as Chief Financial Officer of the Company, Mr. Uttz served as Chief Financial Officer for Shake Shack Inc. for a period of four years where he was instrumental in preparing Shake Shack Inc. for its initial public offering in 2015. As Chief Financial Officer at Shake Shack Inc., Mr. Uttz was involved in opening 45 new restaurants and partnered cross-functionally with operations, real estate, marketing, human resources, and supply chain teams. Prior to his tenure at Shake Shack Inc., Mr. Uttz served as Executive Vice President and Chief Financial Officer of Yard House USA, Inc., an American sports bar chain, for a period of 12 years. At Yard House USA, Inc., Mr. Uttz established the finance infrastructure to support the organization and was also actively engaged in every real estate transaction as a member of the real estate team. Prior to his tenure at Yard House USA, Inc., Mr. Uttz held several financial leadership positions at CKE Restaurants Inc. Mr. Uttz started his career at the public accounting firm KPMG, LLP .

There are no arrangements or understandings between Mr. Uttz and any other person pursuant to which Mr. Uttz was appointed to serve as Chief Financial Officer of the Company, and there is no family relationship between Mr. Uttz and any of the Company’s other directors or executive officers. There are also no related party transactions between Mr. Uttz and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Agreements entered into with Mr. Uttz

On September 30, 2022, in connection with Mr. Uttz’s appointment as Chief Financial Officer of the Company, Mr. Uttz entered into an employment agreement with the Company, effective as of October 3, 2022.

Employment Term and Position. The term of employment of Mr. Uttz will be three years from October 3, 2022, subject to automatic one-year extensions provided that neither party provides written notice of non-extension at least one hundred twenty (120) days prior to the expiration of the then-current term. During his term of employment, Mr. Uttz will serve as Chief Financial Officer and Chief Compliance Officer of the Company.

Base Salary, Annual Bonus, Equity Compensation and Other Benefits. Pursuant to his employment agreement, Mr. Uttz is entitled to a base salary of $350,000. In addition, Mr. Uttz will be eligible to receive (i) a one-time signing bonus in the amount of $75,000, (ii) annual performance-based cash bonuses, the amount and terms of which shall be in the discretion of the Compensation Committee of the Board, and (iii) equity awards, the form and terms of which will be as set forth pursuant to the applicable equity incentive plan and applicable award agreements. Mr. Uttz will also be entitled to other employee benefits including paid vacation in accordance with the Company’s policies and reimbursement of reasonable business expenses.

Severance. The employment agreement for Mr. Uttz provides for severance upon a termination by the Company without Cause (as defined in the employment agreement), on the account of the Company’s failure to renew the employment agreement, or by Mr. Uttz for Good Reason (as defined in the employment agreement), in each case, subject to the execution of an effective release of claims in favor of the Company, its affiliates and their respective officers and directors by Mr. Uttz. If the employment agreement is terminated in any of the above-enumerated cases, Mr. Uttz will be entitled to severance consisting of (a) a lump sum payment equal to base salary for the year in which the termination occurs provided, however, that if the termination occurs before October 1, 2025, the lump sum payment shall only be one-half of base salary for the year in which the termination occurs, (b) reimbursement for the payment Mr. Uttz makes for COBRA coverage for a period of twelve (12) months (provided, however, that if the termination occurs before October 1, 2025, the period shall be reduced to six (6) months), or until Mr. Uttz has secured other employment, whichever occurs first, and (c) accelerated vesting of the applicable portion of Mr. Uttz’s options that would have vested between the termination date and August 31 of that same fiscal year.

Restrictive Covenants. Pursuant to the employment agreement, Mr. Uttz is subject to certain restrictive covenants including protection of Company confidential information and non-disparagement.

The description of the employment agreement with Mr. Uttz is qualified in its entirety by reference to the complete text of the agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

In connection with Mr. Uttz’s appointment, Mr. Uttz and the Company will also enter into the Company’s standard indemnification agreement as of the effective date of this employment, the form of which was previously filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-232551).

Item 7.01 Regulation FD Disclosure.

On October 3, 2022, the Company issued a press release announcing the appointment of Mr. Uttz as Chief Financial Officer of the Company. A copy of the press release is being furnished as Exhibit 99.1 and hereby incorporated by reference.

The information furnished with Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On September 29, 2022, the Board adopted a form of restricted stock unit award notice and award agreement for restricted stock unit awards to be granted under the Company’s 2018 Incentive Compensation Plan. A copy of the agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated September 30, 2022, between Kura Sushi USA, Inc. and Jeffrey J. Uttz
10.2	Form of Restricted Stock Unit Award Notice and Award Agreement
99.1	Press Release, dated October 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA SUSHI USA, INC

Date:	October 3, 2022	By:	/s/ Hajime Uba
		Name: Title:	Hajime Uba Chairman, President and Chief Executive Officer